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                                                                      EXHIBIT 23

                               OPTION CARE, INC.

                                  EXHIBIT 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS



The Board of Directors
Option Care, Inc.:



     We consent to incorporation by reference in the Registration Statements Nos. 33-47436 and 33-98256 on Form S-8 of Option Care, Inc. of our reports dated March 5, 1997, relating to the consolidated balance sheets of Option Care, Inc. and subsidiaries as of December 31, 1996 and 1995, and the related consolidated statements of operations, stockholders' equity and cash flows and related schedule for each of the years in the three-year period ended December 31, 1996, which reports appear in this December 31, 1996 annual report on Form 10-K of Option Care, Inc.



                                              KPMG Peat Marwick LLP

Chicago, Illinois
March 5, 1997